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                       SECURITIES AND EXCHANGE COMMISSION\
                             Washington, D.C. 20549

                          -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  May 30, 2000
                                  ------------

                           ACCLAIM ENTERTAINMENT, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

                            0-16986                 38-2698904
                            ----------------------------------
               (Commission File Number) (IRS Employer Identification Number)

                One Acclaim Plaza, Glen Cove, New York 11542-2708
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)




        Registrant's telephone number, including area code (516) 656-5000
                                                           --------------



                                Page 1 of 5 pages

                         Exhibit Index located on page 4


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ITEM 5.  OTHER EVENTS

Acclaim Entertainment, Inc. (the "Company") has determined that it will file an appeal in connection with the Nasdaq staff's recent decision to delist the Company's securities from the National Market. The Company's request for an appeal of Nasdaq's decision will suspend the delisting process pending resolution of that appeal.

By letter dated April 27, 2000, the Nasdaq Stock Market, Inc. ("Nasdaq") informed the Company that based upon a review of the Company's Quarterly Report on Form 10-Q for the period ended February 29, 2000, the Company did not meet the $4 million net tangible assets requirement for continued listing on the Nasdaq National Market under Maintenance Standard 1, and that the Company's securities would be delisted from quotation on the Nasdaq National Market following further Nasdaq procedures. In addition, the Company is currently not in compliance with the $5 minimum bid price for continued listing on the Nasdaq National Market under Maintenance Standard 2.

Nasdaq requested the Company to present a plan for achieving compliance with the listing requirements of the Nasdaq National Market. On May 15, 2000, the Company provided Nasdaq with information regarding its plan to achieve compliance, and requested an extension of the potential commencement of the delisting process. On May 26, 2000, the Company provided Nasdaq with additional supporting documentation in respect of its request.

By letter dated May 30, 2000, Nasdaq staff informed the Company that it had denied the Company's request for an extension and for continued listing on the Nasdaq National Market and had determined to delist the Company's securities from the National Market effective at the opening of business on June 8, 2000. The Nasdaq staff also indicated the Company could submit an application to have its securities listed on the Nasdaq SmallCap Market; the Company currently qualifies for listing on the Nasdaq SmallCap Market.

The Company is currently evaluating various alternatives to present to the Nasdaq Listing Qualifications Panel, including a reverse stock split. The Company believes that this action should result in an increase of the bid price for the Company's common stock to over $5.00 which is Nasdaq's stated minimum bid price for shares on the National Market under Maintenance Standard 2; the Company currently meets all other requirements for continued listing on the National Market under Maintenance Standard 2.

The Company is unable to predict whether any appeal would be successful. If the appeal is unsuccessful, the Company's common stock would be removed from listing on the Nasdaq National Market.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits:

         99.1   Acclaim Entertainment, Inc. Press Release, dated June 1, 2000.








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                                   SIGNATURES

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ACCLAIM ENTERTAINMENT, INC.





                                     By:        /s/ Gregory E. Fischbach
                                         --------------------------------------
                                     Name:   Gregory E. Fischbach
                                     Title:  Chief Executive Officer

Date:   May 31, 2000







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                                  EXHIBIT INDEX

Document                                                               Page No.

99.1     Acclaim Entertainment, Inc. Press Release,
         dated June 1, 2000.                                             5